Exhibit 10.5

AMENDMENT TWO

TO

INTRAWARE, INC.

CHANGE OF CONTROL SEVERANCE AGREEMENT

This amendment (“Amendment Two”) amends the Change of Control Severance Agreement dated June 19, 2001 between Intraware, Inc. (the “Company”) and Peter Jackson (the “Employee”), and all prior amendments thereto (the “Agreement”).  The parties hereby amend the Agreement, effective as of the latest date set forth by the signatures of the parties hereto below.

1.             Severance Payment.  Subpart 3(a)(1) is deleted and replaced with the following:

               (1)  Severance Payment.  A cash payment in an amount equal to one hundred percent (100%) of the Employee’s Annual Compensation plus payment of one hundred percent (100%) the current year bonus award based on the target bonus for the Employee;

2,             Continued Employee Benefits.  The third sentence of subpart 3(a)(2) is deleted and replaced with the following:

Company-Paid Coverage shall continue until the earlier of (i) one (1) year from the date of the Involuntary Termination or (ii) the date that the Employee and his dependents become covered under another employer’s group health, dental or life insurance plans that provide Employee and his dependents with comparable benefits and levels of coverage.

Subject to the above modification, the Agreement shall remain in full force and effect.

COMPANY	INTRAWARE, INC.
	By:	/s/ WENDY A. NIETO
	Name:	Wendy A. Nieto
	Title:	Chief Financial Officer and Executive Vice President
	Date:	September 15, 2005
EMPLOYEE	Signed:	/s/ PETER H. JACKSON
	Date:	September 16, 2005